UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 21, 2005

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (617) 867-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement.

On January 21, 2005, Digitas Inc. (“Digitas”), entered into a Second Amendment to Employment Agreement with David W. Kenny, amending Mr. Kenny’s Employment Agreement with Digitas dated January 6, 1999, as amended. The amended severance provisions provide that Digitas will continue to pay Mr. Kenny his base salary for a period of twenty-four months following his date of termination and a bonus amount equal to two times the average of his preceding three annual bonuses. In addition, all his restricted stock will become vested immediately. A copy of the Second Amendment to Employment Agreement is attached hereto as Exhibit 10.1.

On January 21, 2005, Digitas LLC, a subsidiary of Digitas, entered into a Second Amendment to Employment Agreement with Laura Lang, amending Ms. Lang’s Employment Agreement dated May 3, 1999, as amended. The amendments provide that, in the event of a change of control and termination of Ms. Lang’s employment is terminated, Ms. Lang’s stock options and restricted stock will become immediately vested and for the twelve months after her date of termination, Ms. Lang will receive her base salary in effect immediately prior to her termination. A copy of the Second Amendment to Employment Agreement is attached hereto as Exhibit 10.2.

On January 21, 2005, Digitas entered into a First Amendment to Employment Agreement with Brian Roberts, amending Mr. Roberts’ Employment Agreement dated June 22, 2001 to amend certain severance provisions. The amended severance provisions provide that Digitas will pay Mr. Roberts a lump sum equal to the average of his preceding three annual bonuses and that all his restricted stock will become vested immediately. A copy of the First Amendment to Employment Agreement is attached hereto as Exhibit 10.3.

On January 21, 2005, Modem Media, Inc., a subsidiary of Digitas (“Modem”), entered into an Employment Agreement with Martin Reidy, which provides for Mr. Reidy’s position and duties, compensation and severance benefits upon certain terminations. Specifically, Mr. Reidy will serve as the Chief Executive Officer of Modem, and will receive an annual base salary of $425,000. Mr. Reidy will be eligible for an annual bonus up to fifty percent of his base salary. If Mr. Reidy’s employment with Modem is terminated by Modem without cause, by Mr. Reidy for good reason or after a change in control, Mr. Reidy will receive his base salary for a period of twelve months after the date of termination. In addition, upon a change of control, Mr. Reidy’s stock options and restricted stock will become immediately vested. A copy of the Employment Agreement is attached hereto as Exhibit 10.4.

ITEM 9.01    Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated January 21, 2005, by and between Digitas Inc. and David W. Kenny

10.2	Second Amendment to Employment Agreement, dated January 21, 2005, by and between Digitas LLC and Laura Lang

10.3	First Amendment to Employment Agreement, dated January 21, 2005, by and between Digitas Inc. and Brian Roberts

10.4	Employment Agreement, dated January 21, 2005, by and between Modem Media, Inc. and Martin Reidy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

By:	/S/ ERNEST W. CLOUTIER
Ernest W. Cloutier Secretary and General Counsel

Date: January 21, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated January 21, 2005, by and between Digitas Inc. and David W. Kenny

10.2	Second Amendment to Employment Agreement, dated January 21, 2005, by and between Digitas LLC and Laura Lang

10.3	First Amendment to Employment Agreement, dated January 21, 2005, by and between Digitas Inc. and Brian Roberts

10.4	Employment Agreement, dated January 21, 2005, by and between Modem Media, Inc. and Martin Reidy

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